              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

eUNIVERSE, INC.
101 North Plains Industrial Road
Wallingford, Connecticut 06492

We consent to the use in this Registration Statement of eUniverse, Inc. on Form S-1 of our report dated April 9, 1999, and to the reference to us under the headings "Experts."

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation

Torrance, CA 90505
March 22, 2000